Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Bally’s Corporation

Providence, Rhode Island

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-254448 and No. 333-254450) and Form S-4 (No. 333-228973) and Form S-8 (No. 333- 230675) of Bally’s Corporation of our report dated April 13, 2021, relating to the consolidated financial statements of Gamesys Group plc, which appears in the Form 8-K of Bally’s Corporation dated April 13, 2021.

We also consent to the reference to us under the caption "Experts" in the Prospectus Supplements dated April 13, 2021.

/s/ BDO LLP

BDO LLP

London, United Kingdom

April 13, 2021